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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statement (Form S-8), pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Informatica Corporation, of our report dated January 23, 2002 with respect to the consolidated financial statements and schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                    /s/  ERNST & YOUNG LLP




San Jose, California
September 11, 2002